Oppenheimer Global Fund
Exhibit 24(b)(16) to Form N-1A
Performance Data Computation Schedule

The Fund's average annual total returns and total returns are calculated as described below, on the basis of the Fund's distributions, for the past 10 years which are as follows:

                                        Amount From
 Distribution          Amount From       Long or
 Reinvestment          Investment        Short-Term      Reinvestment
(Ex)Date               Income            Capital Gains   Price

Class A Shares
10/27/86            0.1100000      3.0800000           26.580
  12/19/86          0.0000000      0.7300000           26.080
  10/23/87          0.0700000      4.3000000           25.120
  12/24/87          0.0000000      1.3200000           20.630
  12/23/88          0.0850000      1.7300000           23.560
  12/22/89          0.1100000      3.0000000           28.270
  12/21/90          0.0800000      1.6850000           26.550
  12/20/91          0.1080000      0.5770000           31.760
  12/17/92          0.1190000      0.1220000           28.420
  11/29/93          0.2510000      3.3650000           33.440
  12/16/94          0.0000000      3.7490000           31.800
  12/18/95          0.2382000      2.0510000           34.030


Class B Shares
  11/29/93          0.1780000      3.3650000           33.390
  12/16/94          0.0000000      3.7490000           31.420
  12/18/95          0.0000000      2.0510000           33.540


Class C Shares
  12/18/95          0.1147000      2.0510000           34.040



1. Average Annual Total Returns for the Periods Ended 09/30/96:

   The formula for calculating average annual total return is as follows:

          1                          ERV n
   --------------- = n (---) - 1 = average annual total return
   number of years                    P

   Where:  ERV = ending redeemable value of a hypothetical $1,000 payment
                 made at the beginning of the period
           P   = hypothetical initial investment of $1,000


1.  Average Annual Total Returns for the Periods Ended 09/30/96
(Continued):

Class A Shares

Examples, assuming a maximum sales charge of 5.75%:

   One Year                         Five Year

   $1,064.90 1                     $1,562.15  .2
  (---------) - 1 = 6.49%          (---------)  - 1 = 9.33%
     $1,000                           $1,000

   Ten Year

   $3,178.73 .1
  (---------) - 1 = 12.26%
     $1,000


Class B Shares

Examples, assuming a maximum contingent deferred sales charge of 5.00% for the first year, and 3.00% for the inception year:

  One Year                         Inception

   $1,070.73 1                $1,456.22 .3206
  (---------) - 1 = 7.07%          (---------)  - 1 = 12.80%
     $1,000                         $1,000


Examples at NAV:

Class A Shares

   One Year                        Five Year

   $1,129.83 1                $1,657.46 .2
  (---------) - 1 = 12.98%         (---------)  - 1 = 10.63%
     $1,000                          $1,000


   Ten Year

   $3,372.76 .1
  (---------) - 1 = 12.93%
     $1,000


Class B Shares

  One Year                         Inception

  $1,120.72 1                 $1,486.24 .3206
 (---------) - 1 = 12.07%          (---------)  - 1 = 13.54%
    $1,000                           $1,000

Oppenheimer Global Fund
Page 3


2.  Cumulative Total Returns for the Periods Ended 09/30/96:

    The formula for calculating cumulative total return is as follows:

               ERV - P
               ------- = Cumulative Total Return
                  P


Class A Shares

Examples, assuming a maximum sales charge of 5.75%:

  One Year                              Five Year

  $1,064.90 - $1,000                    $1,562.15 - $1,000
  ------------------ =   6.49%          ------------------ = 56.22%
        $1,000                          $1,000


  Ten Year

  $3,178.73 - $1,000
  ------------------ = 217.87%
        $1,000


Class B Shares

Examples, assuming a maximum contingent deferred sales charge of 5.00% for the first year, and 3.00% for the inception year:

  One Year                              Inception

  $1,070.73 - $1,000                    $1,456.23 - $1,000
  ------------------ =   7.07%          ------------------ = 45.62%
        $1,000                           $1,000


Class C Shares

Examples, assuming a maximum contingent deferred sales charge of 1.00% for the first year, and 0.00% for the inception year:


  Inception

  $1,113.37 - $1,000
  ------------------ = 11.34%
        $1,000







Oppenheimer Global Fund
Page 4


2.  Cumulative Total Returns for the Periods Ended 09/30/96
(Continued):


Examples at NAV:

Class A Shares

  One Year                              Five Year

  $1,129.83 - $1,000                    $1,657.46 - $1,000
  ------------------ =  12.98%          ----------------- = 65.75%
        $1,000                           $1,000

  Ten Year

  $3,372.76 - $1,000
  ------------------ = 237.28%
        $1,000


Class B Shares

  One Year                              Inception

  $1,120.72 - $1,000                    $1,486.24 - $1,000
  ------------------ =  12.07%          ------------------ = 48.62%
        $1,000                           $1,000


Class C Shares

  Inception

  $1,123.36 - $1,000
  ------------------ =  12.34%
        $1,000